UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2020

Commission File Number 1-5924
TUCSON ELECTRIC POWER COMPANY
(Exact name of registrant as specified in its charter)

Arizona	86-0062700
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
88 East Broadway Boulevard, Tucson, AZ 85701
(Address of principal executive offices)(Zip Code)
Registrant's telephone number, including area code: (520) 571-4000
Former name, former address and former fiscal year, if changed since last report: N/A
Securities registered pursuant to Section 12(b) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
On April 9, 2020, Tucson Electric Power Company (TEP) issued and sold $350 million aggregate principal amount of its 4.00% Senior Notes due 2050 (the Notes). TEP intends to use the net proceeds from the sale to repay: (i) $225 million of term loans outstanding under its 2019 credit agreement; and (ii) revolving loans outstanding under its 2015 credit agreement, with any remaining balance to be applied to general corporate purposes. The Notes were registered under the Securities Act of 1933, as amended, pursuant to Registration Statement No. 333-231982.
This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with the issuance and sale of the Notes.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit	Description
4.1	Officer's Certificate, dated April 9, 2020, establishing the terms of the Notes
5.1	Opinion of Todd C. Hixon, Esq., regarding the validity of the Notes
5.2	Opinion of Morgan, Lewis & Bockius LLP, regarding the validity of the Notes
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TUCSON ELECTRIC POWER COMPANY
(Registrant)

Date: April 9, 2020	/s/ Frank P. Marino
Frank P. Marino
Sr. Vice President and Chief Financial Officer
(On behalf of the registrant and as Principal Financial Officer)